UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 13, 2010

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

West Virginia	000-50567	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Virginia Avenue

Fairmont, West Virginia 26554-2777

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (304) 363-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2010, MVB Financial Corp. and its subsidiary MVB Bank, Inc. hired John T. Schirripa, 48, as President and Chief Executive Officer of MVB Central Inc. Mr. Schirripa’s salary will be at a rate of $180,000 per year. For the past six years, Mr. Schirripa has been employed by Huntington Banks as Community Market President. While at Huntington Banks, Mr. Schirripa focused on commercial business development, and Mr. Schirripa has extensive experience in both banking and business development and has extensive knowledge of MVB’s market area. Huntington Banks is not an affiliate of MVB. Mr. Schrippa is not related to any directors or executive officers of MVB or its affiliates, and neither he nor any immediate family member has had any current, pending or proposed transactions with MVB or any affiliate since the beginning of the last fiscal year.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

July 19, 2010	MVB Financial Corp.

	By:	/S/ ERIC TICHENOR
Eric Tichenor
Senior Vice President & Chief Financial Officer